UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 17, 2008
PM LIQUIDATING CORP.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-22052 (Commission File No.)	65-0202059 (IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
ProxyMed, Inc.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     As previously reported, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (“MedAvant” or the “Company”) and its wholly owned subsidiaries ProxyMed Transaction Services, Inc. and ProxyMed Lab Services LLC, filed voluntary petitions seeking reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 01-11551) (the “Chapter 11 Cases”). In addition, as previously reported, in connection with the Chapter 11 Cases, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Marlin Equity Partners, LLC (“Marlin”) (acting through its wholly owned subsidiary MHC Acquisition Corp., a Delaware corporation), pursuant to which Marlin was to purchase substantially all of the Company’s assets and assume certain of the Company’s obligations associated with the purchased assets, subject to Marlin’s submission of the winning bid to purchase substantially all of the Company’s assets at an auction held September 8, 2008 in accordance with Section 363 of the Bankruptcy Code and the orders of the Bankruptcy Court (the “Auction”). Also, as previously reported, on September 9, 2008, the Bankruptcy Court entered an order (the “Approval Order”) approving (i) Marlin’s bid as the winning bid at the Auction, and (ii) the Asset Purchase Agreement, as modified by the Approval Order.
     On September 18, 2008, the Company completed the sale of substantially all of its assets to Marlin, including, without limitation, the assets associated with the Company’s EDI business, for a total purchase price of approximately $23.9 million (the “Purchase Price”), in accordance with the terms of the Asset Purchase Agreement, as modified by the Approval Order. The Purchase Price was calculated by reducing Marlin’s final bid of $24.35 million by $450,000, the amount required to be credited against Marlin’s bid pursuant to the instructions given at the Auction. The $450,000 credit represented the amount that would have been required to be paid to Marlin pursuant to the terms of the Asset Purchase Agreement as a break-up fee and expense reimbursement.
     A copy of the Asset Purchase Agreement is attached as Exhibit 10.60 to the Company’s Current Report on Form 8-K, filed with the SEC on August 14, 2008, and is incorporated herein by this reference. In addition, a copy of the Approval Order is attached as Exhibit 10.62 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2008, and is incorporated herein by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective September 17, 2008, the Company filed Articles of Amendment (the “Amendment”) to its Articles of Incorporation to change its name from ProxyMed, Inc. to PM Liquidating Corp. Pursuant to Section 607.1002(6) of the Florida Business Corporation Act, the Amendment did not require the approval of the shareholders of the Company. The Amendment became effective as of the filing date.
     A copy of the Amendment is attached hereto as Exhibit 3.10 and is incorporated herein by this reference.

Item 8.01	Other Events.
     On September 18, 2008, the Company issued a press release announcing that it had completed the sale of substantially all of its assets to Marlin. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
     (d)   Exhibits

Exhibit No.	Description
3.10	Articles of Amendment to Articles of Incorporation of the Company dated September 17, 2008

99.1	Press Release of MedAvant, dated September 18, 2008, announcing the completion of the sale of substantially all of the assets of the Company to Marlin.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: September 22, 2008	/s/ Peter E. Fleming, III
Peter E. Fleming, III
Chief Executive Officer